Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Dennis Curtin

Weis Markets, Inc.

570-847-3636

dennis.curtin@weismarkets.com

WEIS MARKETS ANNOUNCES PROMOTION OF BOB GLEESON
TO CHIEF OPERATING OFFICER

Sunbury, PA (January 17, 2025) – Weis Markets, Inc. (NYSE: WMK) announced this week the promotion of Bob Gleeson to Chief Operating Officer (COO) of the Company.

As COO, Mr. Gleeson will oversee the Company’s merchandising, marketing, advertising, store operations, information technology, asset protection, and pharmacy departments. He will also have oversight of the supply chain departments including distribution, transportation and manufacturing. He will continue to report to Jonathan H. Weis, Chairman, President and CEO of Weis Markets, Inc.

Mr. Gleeson joined the Company in 2018 and was promoted to Vice President of Fresh Merchandising in July 2019. He was promoted in March 2021 to Senior Vice President of Merchandising and Marketing. Earlier in his 32-year career, he worked in increasingly senior leadership positions, including Vice President of Center Store, Senior Vice President of Merchandising, and Division President for SuperValu.

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About Weis Markets

Founded in 1912, Weis Markets, Inc. is a Mid Atlantic food retailer operating 198 stores in Pennsylvania, Maryland, Delaware, New Jersey, New York, West Virginia and Virginia. For more information, please visit: WeisMarkets.com or Facebook.com/WeisMarkets.